Exhibit 99.1

FOR IMMEDIATE RELEASE For More Information:
Brian Shaughnessy, CFO Northeast Bank, 500 Canal Street, Lewiston, ME 04240 207.786.3245 ext. 3220 www.northeastbank.com

Northeast Bancorp Reports Third Quarter Results, Declares Dividend

Lewiston, ME (May 2, 2016) ‒ Northeast Bancorp (“Northeast” or the “Company”) (NASDAQ: NBN), a Maine-based full-service financial services company and parent of Northeast Bank (the “Bank”), today reported net income of $1.8 million, or $0.19 per diluted common share, for the quarter ended March 31, 2016, compared to net income of $1.8 million, or $0.18 per diluted common share, for the quarter ended March 31, 2015. Net income for the nine months ended March 31, 2016 was $5.4 million, or $0.57 per diluted common share, compared to $5.0 million, or $0.50 per diluted common share, for the nine months ended March 31, 2015.

The Board of Directors has also declared a cash dividend of $0.01 per share, payable on May 27, 2016 to shareholders of record as of May 13, 2016.

“Our strong growth in fiscal year 2016 continued in the third quarter,” said Richard Wayne, President and Chief Executive Officer. “We generated loan volume of $84.4 million, including $49.8 million of loans produced by the Loan Acquisition and Servicing Group, $10.4 million of loans closed by the SBA National division, $15.9 million of residential mortgage loans originated, and $8.3 million originated in the community banking commercial division. We sold $11.9 million in SBA loans for a gain of $1.2 million in the quarter. And, in our continuing effort to improve returns for shareholders, we repurchased 184 thousand shares at an average price of $10.22.”

As of March 31, 2016, total assets were $922.7 million, an increase of $72.0 million, or 8.5%, compared to June 30, 2015. The principal components of the change in the balance sheet follow:

1.

The loan portfolio – excluding loans held for sale – has grown by $86.9 million, or 14.2%, compared to June 30, 2015, principally on the strength of $82.9 million of net growth in commercial loans purchased or originated by the Bank’s Loan Acquisition and Servicing Group (“LASG”), net growth of $11.7 million in originations by the Bank’s Small Business Administration (“SBA”) National division and net growth of $7.5 million in commercial originations by the Bank’s Community Banking Division. This net growth was offset by a $15.2 million decrease in the Bank’s Community Banking Division residential and consumer loan portfolio.

Loans generated by the LASG totaled $49.8 million for the quarter ended March 31, 2016. The growth in LASG loans consisted of $21.9 million of purchased loans, at an average price of 89.9% of unpaid principal balance, and $27.8 million of originated loans. SBA loans closed during the quarter totaled $10.4 million, of which $10.3 million were fully funded in the quarter. In addition, the Company sold $11.9 million of the guaranteed portion of SBA loans in the secondary market, of which $4.9 million were originated in the current quarter and $7.0 million were originated in prior quarters. Residential loan production sold in the secondary market totaled $19.7 million for the quarter.

As previously discussed in the Company’s SEC filings, the Company made certain commitments to the Board of Governors of the Federal Reserve System in connection with the merger of FHB Formation LLC with and into the Company in December 2010. The Company’s loan purchase and commercial real estate loan availability under these conditions follow:

Basis for Regulatory Condition	Condition	Availability at March 31, 2016
		(Dollars in millions)
Total Loans	Purchased loans may not exceed 40% of total loans	$80.2
Regulatory Capital	Non-owner occupied commercial real estate loans may not exceed 300% of total capital	$104.4

An overview of the Bank’s LASG portfolio follows:

	LASG Portfolio
	Three Months Ended March 31,
	2016				2015
	Purchased	Originated	Secured Loans to Broker-Dealers	Total LASG	Purchased	Originated	Secured Loans to Broker-Dealers	Total LASG
	(Dollars in thousands)
Loans purchased or originated during the period:
Unpaid principal balance	$24,400	$27,846	$-	$52,246	$5,484	$18,760	$12,000	$36,244
Net investment basis	21,934	27,846	-	49,780	5,063	18,697	12,000	35,760
Loan returns during the period:
Yield	9.88%	5.83%	0.50%	7.15%	12.87%	5.67%	0.46%	9.37%
Total Return (1)	9.88%	5.82%	0.50%	7.15%	13.60%	5.67%	0.46%	9.81%

	Nine Months Ended March 31,
	2016				2015
	Purchased	Originated	Secured Loans to Broker-Dealers	Total LASG	Purchased	Originated	Secured Loans to Broker-Dealers	Total LASG
	(Dollars in thousands)
Loans purchased or originated during the period:
Unpaid principal balance	$88,128	$78,752	$-	$166,880	$67,909	$50,315	$48,000	$166,224
Net investment basis	81,245	78,752	-	159,997	57,896	50,236	48,000	156,132
Loan returns during the period:
Yield	11.54%	5.75%	0.50%	7.97%	12.97%	6.91%	0.47%	10.12%
Total Return (1)	11.57%	5.74%	0.50%	7.98%	13.36%	7.40%	0.47%	10.48%

Total loans as of period end:
Unpaid principal balance	$266,223	$170,085	$60,000	$496,308	$234,672	$92,542	$60,000	$387,214
Net investment basis	233,650	170,085	60,000	463,735	195,683	92,414	60,000	348,097

(1) The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, and other noninterest income recorded during the period divided by the average invested balance, on an annualized basis. The total return does not include the effect of purchased loan charge-offs or recoveries in the quarter.

2.

Deposits increased by $26.2 million, or 3.6% for the quarter, attributable primarily to growth in non-maturity (demand, savings and interest checking, and money market) accounts, which increased by $26.0 million, or 7.0%. For the nine months ended March 31, 2016, deposits increased $78.2 million, or 11.6%, primarily due to growth in money market non-maturity accounts of $70.5 million, or 21.4%, and growth in time deposits of $7.7 million, or 2.2%.

3.

Stockholders’ equity increased by $1.8 million from June 30, 2015, due principally to earnings of $5.4 million, offset by $3.2 million in share repurchases (representing 309,500 shares). Additionally, there was an increase in stock-based compensation of $445 thousand, offset by a decrease in accumulated other comprehensive income of $555 thousand and $287 thousand in dividends paid on common stock.

Net income increased by $57 thousand to $1.8 million for the quarter ended March 31, 2016, compared to $1.8 million for the quarter ended March 31, 2015.

1.

Net interest and dividend income before provision for loan losses increased by $134 thousand for the quarter ended March 31, 2016, compared to the quarter ended March 31, 2015. The increase is primarily due to higher average loan volume in the purchased and originated loan portfolio.

The various components of transactional income are set forth in the table below entitled “Total Return on Purchased Loans.” When compared to the three and nine months ended March 31, 2015, transactional interest income decreased by $1.8 million in both periods. The following table summarizes interest income and related yields recognized on the loan portfolios:

	Interest Income and Yield on Loans
	Three Months Ended March 31,
	2016			2015
	Average	Interest		Average	Interest
	Balance (1)	Income	Yield	Balance (1)	Income	Yield
	(Dollars in thousands)
Community Banking Division	$247,194	$2,994	4.87%	$232,369	$2,823	4.93%
LASG:
Originated	159,976	2,317	5.83%	80,567	1,127	5.67%
Purchased	224,710	5,518	9.88%	208,487	6,614	12.87%
Secured Loans to Broker-Dealers	60,001	75	0.50%	48,551	55	0.46%
Total LASG	444,687	7,910	7.15%	337,605	7,796	9.37%
Total	$691,881	$10,904	6.34%	$569,974	$10,619	7.56%

	Nine Months Ended March 31,
	2016			2015
	Average	Interest		Average	Interest
	Balance (1)	Income	Yield	Balance (1)	Income	Yield
	(Dollars in thousands)
Community Banking Division	$242,172	$8,850	4.86%	$236,584	$8,782	4.94%
LASG:
Originated	138,760	5,991	5.75%	66,314	3,441	6.91%
Purchased	211,519	18,347	11.54%	206,747	20,125	12.97%
Secured Loans to Broker-Dealers	60,004	225	0.50%	39,054	139	0.47%
Total LASG	410,283	24,563	7.97%	312,115	23,705	10.12%
Total	$652,455	$33,413	6.82%	$548,699	$32,487	7.89%

(1) Includes loans held for sale.

The yield on purchased loans for the quarter ended March 31, 2016 was 9.9% as compared to 13.6% in the quarter ended March 31, 2015, due to lower transactional income in the quarter. The following table details the total return on purchased loans:

	Total Return on Purchased Loans
	Three Months Ended March 31,
	2016		2015
	Income	Return (1)	Income	Return (1)
	(Dollars in thousands)
Regularly scheduled interest and accretion	$4,606	8.25%	$4,322	8.41%
Transactional income:
Gain on loan sales	-	0.00%	-	0.00%
Gain on sale of real estate owned	1	0.00%	379	0.73%
Other noninterest income	-	0.00%	-	0.00%
Accelerated accretion and loan fees	912	1.63%	2,292	4.46%
Total transactional income	913	1.63%	2,671	5.20%
Total	$5,519	9.88%	$6,993	13.60%

	Nine Months Ended March 31,
	2016		2015
	Income	Return (1)	Income	Return (1)
	(Dollars in thousands)
Regularly scheduled interest and accretion	$12,615	7.94%	$13,195	8.50%
Transactional income:
Gain on loan sales	-	0.00%	190	0.12%
Gain on sale of real estate owned	23	0.01%	419	0.27%
Other noninterest income	11	0.01%	-	0.00%
Accelerated accretion and loan fees	5,732	3.61%	6,930	4.47%
Total transactional income	5,766	3.63%	7,539	4.86%
Total	$18,381	11.57%	$20,734	13.36%

(1)

The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, gains on real estate owned and other noninterest income recorded during the period divided by the average invested balance, on an annualized basis. The total return does not include the effect of purchased loan charge-offs or recoveries in the quarter.

2.

Noninterest income increased by $481 thousand for the quarter ended March 31, 2016, compared to the quarter ended March 31, 2015, principally due to an increase in gains realized on sale of portfolio loans. The recent quarter includes gains realized on sale of SBA loans of $1.2 million, compared to $425 thousand in the quarter ended March 31, 2015. The gain is offset by a decrease of $411 thousand in gains recognized on real estate owned and other repossessed collateral.

3.

Noninterest expense increased by $527 thousand for the quarter ended March 31, 2016, compared to the quarter ended March 31, 2015, primarily due to an increase in salaries and employee benefits of $530 thousand, due to increased employee headcount.

At March 31, 2016, nonperforming assets totaled $9.4 million, or 1.0% of total assets, as compared to $12.4 million, or 1.5% of total assets, at June 30, 2015.

At March 31, 2016, the Company’s Tier 1 Leverage Ratio was 13.6%, a decrease from 14.5% at June 30, 2015, and the Total Capital Ratio was 17.8%, a decrease from 20.1% at June 30, 2015. The decreases in the capital ratios resulted primarily from balance sheet growth and the effect of purchases under the Company’s share repurchase program in the current fiscal year.

Investor Call Information

Richard Wayne, Chief Executive Officer of Northeast Bancorp, and Brian Shaughnessy, Chief Financial Officer of Northeast Bancorp, will host a conference call to discuss third quarter earnings and business outlook at 10:00 a.m. Eastern Time on Tuesday, May 3, 2016. Investors can access the call by dialing 877.878.2762 and entering the following passcode: 95521077. The call will be available via live webcast, which can be viewed by accessing the Company’s website at www.northeastbank.com and clicking on the About Us - Investor Relations section. To listen to the webcast, attendees are encouraged to visit the website at least fifteen minutes early to register, download and install any necessary audio software. Please note there will also be a slide presentation that will accompany the webcast. For those who cannot listen to the live broadcast, a replay will be available online for one year at www.northeastbank.com.

About Northeast Bancorp

Northeast Bancorp (NASDAQ: NBN) is the holding company for Northeast Bank, a full-service bank headquartered in Lewiston, Maine. We offer traditional banking services through the Community Banking Division, which operates ten full-service branches that serve customers located in western, central, and southern Maine. From our Maine and Boston locations, we also lend throughout the New England area. Our Loan Acquisition and Servicing Group (“LASG”) purchases and originates commercial loans on a nationwide basis. In addition, our SBA National division supports the needs of growing businesses nationally. ableBanking, a division of Northeast Bank, offers savings products to consumers online. Information regarding Northeast Bank can be found on its website at www.northeastbank.com.

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures, including tangible common stockholders’ equity, and tangible book value per share. Northeast’s management believes that the supplemental non-GAAP information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Northeast believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in interest rates and real estate values; competitive pressures from other financial institutions; the effects of weakness in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers’ ability to service and repay our loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments; changing government regulation; the risk that the Company may not be successful in the implementation of its business strategy; the risk that intangibles recorded in the Company’s financial statements will become impaired; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K and updated by the Company’s Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. These statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this communication or to reflect the occurrence of unanticipated events.

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands, except share and per share data)

	March 31, 2016	June 30, 2015
Assets
Cash and due from banks	$4,025	$2,789
Short-term investments	87,427	87,061
Total cash and cash equivalents	91,452	89,850
Available-for-sale securities, at fair value	90,491	101,908

Residential real estate loans held for sale	3,475	7,093
SBA loans held for sale	1,880	1,942
Total loans held for sale	5,355	9,035

Loans
Commercial real estate	423,234	348,676
Residential real estate	119,327	132,669
Commercial and industrial	150,217	123,133
Consumer	6,292	7,659
Total loans	699,070	612,137
Less: Allowance for loan losses	2,223	1,926
Loans, net	696,847	610,211

Premises and equipment, net	8,101	8,253
Real estate owned and other possessed collateral, net	690	1,651
Federal Home Loan Bank stock, at cost	2,571	4,102
Intangible assets, net	1,840	2,209
Bank owned life insurance	15,612	15,276
Other assets	9,730	8,223
Total assets	$922,689	$850,718
Liabilities and Stockholders' Equity
Deposits
Demand	$60,573	$60,383
Savings and interest checking	104,802	100,134
Money market	234,142	168,527
Time	353,432	345,715
Total deposits	752,949	674,759
Federal Home Loan Bank advances	30,103	30,188
Wholesale repurchase agreements	-	10,037
Short-term borrowings	2,753	2,349
Junior subordinated debentures issued to affiliated trusts	8,771	8,626
Capital lease obligation	1,190	1,368
Other liabilities	12,397	10,664
Total liabilities	808,163	737,991

Commitments and contingencies	-	-

Stockholders' equity
Preferred stock, $1.00 par value, 1,000,000 shares authorized; no shares issued and outstanding at March 31, 2016 and June 30, 2015	-	-
Voting common stock, $1.00 par value, 25,000,000 shares authorized; 8,103,190 and 8,575,144 shares issued and outstanding at March 31, 2016 and June 30, 2015, respectively	8,103	8,575
Non-voting common stock, $1.00 par value, 3,000,000 shares authorized; 1,227,683 and 1,012,739 shares issued and outstanding at March 31, 2016 and June 30, 2015, respectively	1,228	1,013
Additional paid-in capital	82,983	85,506
Retained earnings	24,055	18,921
Accumulated other comprehensive loss	(1,843)	(1,288)
Total stockholders' equity	114,526	112,727
Total liabilities and stockholders' equity	$922,689	$850,718

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015
Interest and dividend income:
Interest and fees on loans	$10,904	$10,619	$33,413	$32,487
Interest on available-for-sale securities	236	222	700	697
Other interest and dividend income	119	72	295	218
Total interest and dividend income	11,259	10,913	34,408	33,402
Interest expense:
Deposits	1,566	1,271	4,356	3,681
Federal Home Loan Bank advances	255	257	774	845
Wholesale repurchase agreements	-	71	65	216
Short-term borrowings	5	5	19	21
Junior subordinated debentures issued to affiliated trusts	164	171	476	566
Obligation under capital lease agreements	15	18	49	56
Total interest expense	2,005	1,793	5,739	5,385

Net interest and dividend income before provision for loan losses	9,254	9,120	28,669	28,017
Provision for loan losses	236	44	1,301	477
Net interest and dividend income after provision for loan losses	9,018	9,076	27,368	27,540

Noninterest income:
Fees for other services to customers	428	303	1,264	1,089
Gain on sales of residential loans held for sale	335	355	1,292	1,384
Gain on sales of portfolio loans	1,205	425	2,558	950
(Loss) gain recognized on real estate owned and other repossessed collateral, net	(54)	357	(127)	303
Bank-owned life insurance income	112	110	336	329
Other noninterest income	9	4	39	23
Total noninterest income	2,035	1,554	5,362	4,078

Noninterest expense:
Salaries and employee benefits	4,846	4,316	13,956	13,586
Occupancy and equipment expense	1,327	1,278	3,937	3,662
Professional fees	348	386	1,042	1,153
Data processing fees	394	361	1,109	1,029
Marketing expense	64	54	200	203
Loan acquisition and collection expense	297	409	961	1,096
FDIC insurance premiums	125	137	354	371
Intangible asset amortization	108	128	369	460
Other noninterest expense	903	816	2,489	2,272
Total noninterest expense	8,412	7,885	24,417	23,832

Income before income tax expense	2,641	2,745	8,313	7,786
Income tax expense	832	993	2,892	2,810
Net income	1,809	1,752	5,421	4,976

Weighted-average shares outstanding:
Basic	9,456,198	9,833,033	9,526,302	10,049,983
Diluted	9,459,611	9,833,033	9,531,747	10,049,983

Earnings per common share:
Basic	$0.19	$0.18	$0.57	$0.50
Diluted	0.19	0.18	0.57	0.50

Cash dividends declared per common share	$0.01	$0.01	$0.03	$0.03

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS

(Unaudited)

(Dollars in thousands)

	Three Months Ended March 31,
	2016			2015
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Investment securities (1)	$100,904	$236	0.94%	$107,010	$222	0.84%
Loans (2) (3)	691,881	10,904	6.34%	569,974	10,619	7.56%
Federal Home Loan Bank stock	2,571	22	3.44%	4,102	18	1.78%
Short-term investments (4)	80,789	97	0.48%	90,722	54	0.24%
Total interest-earning assets	876,145	11,259	5.17%	771,808	10,913	5.73%
Cash and due from banks	3,841			2,919
Other non-interest earning assets	34,045			33,069
Total assets	$914,031			$807,796

Liabilities & Stockholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW accounts	$65,985	$42	0.26%	$62,317	$39	0.25%
Money market accounts	223,835	491	0.88%	153,487	300	0.79%
Savings accounts	36,453	12	0.13%	34,140	11	0.13%
Time deposits	357,857	1,021	1.15%	328,633	921	1.14%
Total interest-bearing deposits	684,130	1,566	0.92%	578,577	1,271	0.89%
Short-term borrowings	2,136	5	0.94%	2,356	5	0.86%
Borrowed funds	30,117	255	3.41%	43,718	328	3.04%
Junior subordinated debentures	8,746	164	7.54%	8,553	171	8.11%
Capital lease obligations	1,211	15	4.98%	1,433	18	5.09%
Total interest-bearing liabilities	726,340	2,005	1.11%	634,637	1,793	1.15%

Non-interest bearing liabilities:
Demand deposits and escrow accounts	66,384			54,647
Other liabilities	6,429			7,083
Total liabilities	799,153			696,367
Stockholders' equity	114,878			111,429
Total liabilities and stockholders' equity	$914,031			$807,796

Net interest income		$9,254			$9,120

Interest rate spread			4.06%			4.58%
Net interest margin (5)			4.25%			4.79%

(1)  Interest income and yield are stated on a fully tax-equivalent basis using a 34% tax rate.

(2)  Includes loans held for sale.

(3)  Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.

(4)  Short term investments include FHLB overnight deposits and other interest-bearing deposits.

(5)  Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS

(Unaudited)

(Dollars in thousands)
	Nine Months Ended March 31,
	2016			2015
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning assets:
Investment securities (1)	$102,890	$700	0.91%	$109,605	$697	0.85%
Loans (2) (3)	652,455	33,413	6.82%	548,699	32,487	7.89%
Federal Home Loan Bank stock	3,089	90	3.88%	4,102	49	1.59%
Short-term investments (4)	84,258	205	0.32%	92,784	169	0.24%
Total interest-earning assets	842,692	34,408	5.43%	755,190	33,402	5.89%
Cash and due from banks	3,405			2,755
Other non-interest earning assets	35,345			33,241
Total assets	$881,442			$791,186

Liabilities & Stockholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW accounts	$67,078	$130	0.26%	$62,731	$121	0.26%
Money market accounts	197,962	1,273	0.86%	122,165	665	0.73%
Savings accounts	36,027	36	0.13%	34,049	34	0.13%
Time deposits	347,847	2,917	1.12%	339,116	2,861	1.12%
Total interest-bearing deposits	648,914	4,356	0.89%	558,061	3,681	0.88%
Short-term borrowings	2,029	19	1.25%	2,852	21	0.98%
Borrowed funds	33,207	839	3.36%	47,455	1,061	2.98%
Junior subordinated debentures	8,698	476	7.28%	8,507	566	8.86%
Capital lease obligations	1,272	49	5.13%	1,481	56	5.04%
Total interest-bearing liabilities	694,120	5,739	1.10%	618,356	5,385	1.16%

Non-interest bearing liabilities:
Demand deposits and escrow accounts	66,619			54,339
Other liabilities	6,720			6,163
Total liabilities	767,459			678,858
Stockholders' equity	113,983			112,328
Total liabilities and stockholders' equity	$881,442			$791,186

Net interest income		$28,669			$28,017

Interest rate spread			4.33%			4.73%
Net interest margin (5)			4.53%			4.94%

(1)  Interest income and yield are stated on a fully tax-equivalent basis using a 34% tax rate.

(2)  Includes loans held for sale.

(3)  Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.

(4)  Short term investments include FHLB overnight deposits and other interest-bearing deposits.

(5)  Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY

SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS AND OTHER DATA

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended:
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Net interest income	$9,254	$10,172	$9,241	$9,350	$9,120
Provision for loan losses	236	896	169	240	44
Noninterest income	2,035	1,624	1,705	3,067	1,554
Noninterest expense	8,412	8,196	7,810	8,827	7,885
Net income	1,809	1,744	1,867	2,165	1,752

Weighted average common shares outstanding:
Basic	9,456,198	9,559,369	9,562,812	9,773,228	9,833,033
Diluted	9,459,611	9,569,585	9,562,812	9,773,228	9,833,033
Earnings per common share:
Basic	$0.19	$0.18	$0.20	$0.22	$0.18
Diluted	0.19	0.18	0.20	0.22	0.18
Dividends per common share	0.01	0.01	0.01	0.01	0.01

Return on average assets	0.80%	0.80%	0.86%	1.04%	0.88%
Return on average equity	6.33%	6.07%	6.55%	7.72%	6.38%
Net interest rate spread (1)	4.06%	4.67%	4.25%	4.51%	4.58%
Net interest margin (2)	4.25%	4.87%	4.45%	4.70%	4.79%
Efficiency ratio (3)	74.52%	69.48%	71.35%	71.09%	73.87%
Noninterest expense to average total assets	3.70%	3.75%	3.59%	4.22%	3.96%
Average interest-earning assets to average interest-bearing liabilities	120.62%	122.48%	121.63%	120.90%	121.89%

	As of:
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Nonperforming loans:
Originated portfolio:
Residential real estate	$3,566	$3,263	$3,165	$3,021	$3,163
Commercial real estate	602	399	529	994	1,201
Home equity	-	11	20	11	11
Commercial and industrial	2	2	2	2	-
Consumer	216	204	153	190	225
Total originated portfolio	4,386	3,879	3,869	4,218	4,600
Total purchased portfolio	4,364	2,221	6,939	6,532	5,850
Total nonperforming loans	8,750	6,100	10,808	10,750	10,450
Real estate owned and other possessed collateral, net	690	1,238	1,279	1,651	3,694
Total nonperforming assets	$9,440	$7,338	$12,087	$12,401	$14,144

Past due loans to total loans	2.52%	2.48%	1.35%	1.08%	2.57%
Nonperforming loans to total loans	1.25%	0.90%	1.73%	1.76%	1.80%
Nonperforming assets to total assets	1.02%	0.82%	1.41%	1.46%	1.70%
Allowance for loan losses to total loans	0.32%	0.31%	0.33%	0.31%	0.30%
Allowance for loan losses to nonperforming loans	25.41%	34.90%	19.11%	17.92%	16.66%

Commercial real estate loans to risk-based capital (4)	217.09%	204.91%	195.50%	187.32%	173.17%
Net loans to core deposits (5)	93.48%	94.37%	91.04%	91.85%	89.04%
Purchased loans to total loans, including held for sale	33.17%	32.90%	33.82%	32.61%	33.53%
Equity to total assets	12.41%	12.82%	13.25%	13.25%	13.51%
Common equity tier 1 capital ratio	17.46%	18.11%	19.69%	19.82%	20.90%
Total capital ratio (6)	17.78%	18.43%	20.03%	20.14%	21.21%
Tier 1 leverage capital ratio	13.57%	14.31%	14.23%	14.49%	14.96%

Total stockholders' equity	$114,526	$114,613	$113,704	$112,727	$112,487
Less: Preferred stock	-	-	-	-	-
Common stockholders' equity	114,526	114,613	113,704	112,727	112,487
Less: Intangible assets (7)	(3,469)	(3,336)	(3,388)	(3,312)	(2,338)
Tangible common stockholders' equity (non-GAAP)	$111,057	$111,277	$110,316	$109,415	$110,149

Common shares outstanding	9,330,873	9,519,729	9,592,329	9,587,883	9,819,609
Book value per common share	$12.27	$12.04	$11.85	$11.76	$11.46
Tangible book value per share (non-GAAP) (8)	11.90	11.69	11.50	11.41	11.22

(1) The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.

(2) The net interest margin represents net interest income as a percent of average interest-earning assets for the period.

(3) The efficiency ratio represents non-interest expense divided by the sum of net interest income (before the loan loss provision) plus non-interest income.

(4) For purposes of calculating this ratio, commercial real estate includes all non-owner occupied commercial real estate loans defined as such by regulatory guidance, including all land development and construction loans.

(5) Core deposits include all non-maturity deposits and maturity deposits less than $250 thousand. Loans include loans held-for-sale.

(6) The Company’s adoption of Basel III went into effect as of March 31, 2015. The previous period ratios are the “Total Risk-Based Capital Ratio.”

(7) Includes the core deposit intangible asset, as well as the servicing rights asset which is included in other assets in the consolidated balance sheets.

(8) Tangible book value per share represents total stockholders' equity less the sum of preferred stock and intangible assets divided by common shares outstanding.